Exhibit 99.1

RED VENTURES ANNOUNCES CLOSING OF ACQUISITION OF BANKRATE, INC.

Charlotte, N.C., Nov 8, 2017 – Red Ventures today announced that it has completed the previously announced agreement to buy the business of Bankrate, Inc. (NYSE: RATE) a leading online publisher, aggregator, and distributor of personal finance content. For additional details on the transaction, please refer to the joint press release distributed by Red Ventures and Bankrate on July 3, 2017.

About Red Ventures

Red Ventures is a digital consumer choice platform based in Charlotte, North Carolina. Through deeply integrated brand partnerships and consumer-facing assets, Red Ventures connects online customers with products and services across high-growth industries including home services, financial services, and healthcare. Founded in 2000, Red Ventures has more than 2,700 employees in offices across the Carolinas, Seattle, Washington, and Sao Paulo, Brazil. For more information, visit www.redventures.com.

For more information:

Maghan Cook

Vice President, Communications

mcook@redventures.com

704 971 4392